As filed with the Securities and Exchange Commission on October 23, 1998.
                                               Registration No. 333-____________

--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TCSI CORPORATION
             (Exact name of registrant as specified in its charter)

                 NEVADA                                  68-0140975
(State or jurisdiction of incorporation  (I.R.S. Employer Identification Number)
            or organization)

   1080 Marina Village Parkway, Alameda, California         94501
       (Address of Principal Executive Offices)           (Zip Code)

                            1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                              ---------------------

                                Arthur H. Wilder
               Vice President, Finance and Chief Financial Officer
                                TCSI Corporation
                           1080 Marina Village Parkway
                            Alameda, California 94501
                               (Name and address)

                                 (510) 749-8500
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
--------------------------------------------------------------------------------

                                                      Proposed maximum         Proposed maximum
Title of securities to         Amount to be         offering price per       aggregate offering           Amount of
    be registered               registered               share (1)                price(1)            registration fee

Common Stock, par value
    $.10 per share           1,500,000 Shares             $ 2.4125               $ 3,618,765              $ 1,067.54


================================================================================
================================================================================
(1) Estimated in accordance with Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices per share of Common Stock of TCSI Corporation as reported on The Nasdaq National Market on October 23, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by TCSI Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed on July 1, 1991 pursuant to Section 12 of the Exchange Act, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

(d)  The  Registrant's   Registration  Statement  on  Form  S-8  (the  "Previous
     Registration Statement") filed with the Commission on July 18, 1996 (Registration No. 33-38353).

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.           Description of Securities.

         Not Applicable.

ITEM 5.           Interests of Named Experts and Counsel.

         Not Applicable.

ITEM 6.           Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes permits a corporation to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the Registrant's Articles of Incorporation and its Bylaws. The Registrant's Bylaws provide for broad indemnification of various persons, including its officers, directors, employees and corporate agents. In addition, the Registrant has approved and entered into indemnification agreements with each of its officers and directors which require that such persons be indemnified by the Registrant to the greatest extent permitted by the Nevada Law and the Registrant's Articles of Incorporation and Bylaws.

         The Registrant has purchased, and intends to maintain, insurance on behalf of the Registrant's officers and directors against any liability which may be asserted against, or expense which may be incurred by, such person in connection with the activities of the Registrant whether or not the Registrant would have the power to indemnify such person against such liability under the Registrant's Articles of Incorporation and Bylaws.

ITEM 7.           Exemption from Registration Claimed.

         Not Applicable.

ITEM 8.           Exhibits.

Exhibit No.
-------------
4.1  Summary of Material Provisions of the Amended 1991 Stock Incentive Plan

5.1 Opinion of Wilson, Sonsini, Goodrich and Rosati, P.C., with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement

23.1 Consent of Wilson, Sonsini, Goodrich and Rosati, P.C., (contained in their opinion filed as Exhibit 5.1)

23.2 Consent of Ernst & Young LLP, Independent Auditors

24.1 Power of Attorney (see page II-5)

ITEM 9.           Undertakings.

         (a) Rule 415 offerings.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  this  Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings   incorporating   subsequent  Exchange  Act  documents  by
reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on October 21, 1998.


                                 TCSI Corporation
                                 (Registrant)


                                 By:  /s/  Ram A. Banin
                                      --------------------------------------
                                      Ram A. Banin,
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                                      /s/  Arthur H. Wilder
                                      --------------------------------------
                                      Arthur H. Wilder,
                                      Vice President, Finance and Chief
                                      Financial Officer (Principal Financial
                                      Officer and Principal Accounting Officer)

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

         By his signature, each of the following persons authorizes Ram A. Banin or Arthur H. Wilder or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.

      Signature                       Title                       Date


/s/ John C. Bolger            Chairman of the Board         October 22, 1998
------------------------      of Directors
John C. Bolger


/s/ Ram A. Banin              President, Chief Executive    October 22, 1998
------------------------      Officer and Director
Ram A. Banin, Ph.D.


/s/ Norman E. Friedmann       Director                      October 22, 1998
------------------------
Norman E. Friedmann, Ph.D.


/s/ Donald Green              Director                      October 22, 1998
------------------------
Donald Green


/s/ William A. Hasler         Director                      October 22, 1998
------------------------
William A. Hasler


/s/ David G. Messerschmitt    Director                      October 22, 1998
------------------------
David G. Messerschmitt, Ph.D.


/s/ Harvey E. Wagner          Director                      October 22, 1998
------------------------
Harvey E. Wagner

                                  EXHIBIT INDEX

Exhibit No.                  Exhibit
------------                ---------

4.1  Summary of Material Provisions of the Amended 1991 Stock Incentive Plan

5.1 Opinion of Wilson, Sonsini, Goodrich and Rosati, P.C., with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement

23.1 Consent of Wilson, Sonsini, Goodrich and Rosati, P.C., (contained in their opinion filed as Exhibit 5.1)

23.2 Consent of Ernst & Young LLP, Independent Auditors

24.1 Power of Attorney (see page II-5)